Exhibit 5.1

Golden Heaven Group Holdings Ltd. 金色乐园集团控股有限公司	D	+852 3656 6054 / +852 3656 6073
	E	nathan.powell@ogier.com
rachel.huang@ogier.com

Reference: NMP/RYH/502469.00002

11 May 2026

Dear Sirs

Golden Heaven Group Holdings Ltd. 金色乐园集团控股有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to:

(i)	a prospectus covering the offering, issuance and sale from time to time, in one or more offerings, of up to US$3,000,000 of the following securities of the Company (the Primary Securities):

(A)	class A ordinary shares of a par value of US$0.00001 each of the Company (the Class A Shares), which includes Class A Shares to be offered and sold from time to time by selling shareholders named in a prospectus supplement to be incorporated into the Registration Statement, but excluding any Class A Ordinary Share issued, or may be converted from a Class B Ordinary Share (as defined below) issued, as of the date of this opinion;

(B)	debt securities of the Company, including debentures, notes, bonds and other evidences of indebtedness, which may be senior debt securities or subordinated debt securities and may be exchangeable for and/or convertible into other securities, including the Class A Shares (together, the Debt Securities), each series of the Debt Securities to be issued under an indenture to be entered into by the Company and a trustee names therein (the Indenture);

(C)	warrants to purchase the Class A Shares (the Warrants) issuable pursuant to the terms of a warrant agreement and a warrant certificate (together, the Warrants Documents);

(D)	rights to purchase the Class A Shares (the Rights) issuable pursuant to the terms of a rights agent agreement and a right certificate (together, the Rights Documents); and

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(E)	units composed of any combination of the securities described above (the Units) issuable pursuant to the terms of a unit agreement and a unit certificate (together, the Units Documents); and

(ii)	a resale prospectus covering the offer and sale by the selling shareholders described therein or their permitted transferees (the Selling Shareholders) of up to 27,095,045 Class A Shares (the Resale Securities, together with the Primary Securities, the Securities), which comprises:

(A)	10,300,000 Class A Shares pursuant to a securities purchase agreement dated 23 February 2026 (the February 2026 Securities Purchase Agreement);

(B)	7,288,206 Class A Shares issued upon cashless exercise of certain warrants that were issued pursuant to the February 2026 Securities Purchase Agreement; and

(C)	9,506,839 Class A Shares issued upon cashless exercise of certain warrants that were issued pursuant to a securities purchase agreement dated 4 December 2025, as amended pursuant to that certain amendment dated 23 February 2026 (collectively, the December 2025 Securities Purchase Agreement, together with the February 2026 Securities Purchase Agreement, the Securities Purchase Agreements).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the documents set forth in Schedule 1 (the Documents). In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company, or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	there will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which any Class A Shares are issued;

(g)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(h)	the Board Resolutions (as defined in Schedule 1) remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement, the Indenture, the Warrants Documents, the Rights Documents, the Units Documents and similar agreements or instruments in respect of the issuance of the Securities and no director has a financial interest in or other relationship to a party of the transactions contemplated by such documents which has not been properly disclosed in the Board Resolutions;

(i)	each of the parties to the Indenture, the Warrants Documents, the Rights Documents, the Units Documents, the Securities Purchase Agreements and similar agreements or instruments in respect of the issuance of the Securities (together, the Securities Documents) other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(j)	each of the Securities Documents will be, or in respect of each Securities Purchase Agreement has been, authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	each of the Securities Documents will be, or in respect of each Securities Purchase Agreement is, legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(l)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Securities Documents nor the exercise by any party to the Securities Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(m)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Securities Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(n)	no monies paid to or for the account of any party under the Registration Statement or the Securities Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively). None of the parties to the Registration Statement or any Securities Document is acting or will act in relation to the transactions contemplated by the Registration Statement and the Securities Documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council;

(o)	the issue of any Class A Shares pursuant to the Registration Statement and the Securities Documents, the issue of the Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Indenture, the issue of the Class A Shares upon the exercise of the Warrants and the issue of the Class A Shares upon the exercise of the Rights, whether as principal issue or on the conversion, exchange or exercise of any Class A Shares, Debt Securities, Warrants or Rights, would not result in the Company exceeding its authorised share capital; and upon the issue of any Class A Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company's register of members;

(p)	the Resale Securities were issued in accordance with the applicable Board Resolutions and Securities Purchase Agreements and the Company's then effective memorandum and articles of association, and the consideration for the issuance of the Resale Securities as set out in the applicable Board Resolutions and Securities Purchase Agreements has been fully paid;

(q)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(r)	the certificates for the Class A Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Class A Shares, or, if uncertificated, valid book-entry notations for the issuance of the Class A Shares in uncertificated form will have been duly made in the share register of the Company;

(s)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

(t)	at the time of the issuance of any Class A Shares in accordance with its terms:

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each Class A Share to be issued will not be less than the par value of such share;

(u)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(v)	the Register of Writs (as defined in Schedule 1) constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register; and

(w)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is US$33,000 divided into: (i) 3,000,000,000 Class A ordinary shares of par value of US$0.00001 each, and (ii) 300,000,000 Class B ordinary shares of par value of US$0.00001 each (each a Class B Ordinary Share).

Primary Securities

(c)	Upon the Class A Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Indenture, the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrants Documents and the issuance of the Class A Shares upon the exercise of the Rights in accordance with the Rights Documents) having been duly authorised by the Company and, when issued by the Company upon:

(i)	either (A) the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (the Board) have been satisfied and payment of the consideration specified therein (being not less than the par value of the Class A Ordinary Shares) has been made, or (B) if such Class A Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the memorandum and articles of association of the Company then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Class A Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Class A Ordinary Shares) received; and

(ii)	valid entry has been made in the register of members of the Company reflecting such issuance of Class A Ordinary Shares, in each case in accordance with the memorandum and articles of association of the Company then in effect, shall be validly issued, fully paid and non-assessable.

(d)	Upon the terms of the Debt Securities and the Indenture having been duly authorised by the Company and, when the Indenture having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Indenture, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company.

(e)	Upon the terms of the Warrants and the Warrants Documents having been duly authorised by the Company and, when the Warrants Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Warrants Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Warrants will constitute legal, valid and binding obligations of the Company.

(f)	Upon the terms of the Rights and the Rights Documents having been duly authorised by the Company and, when the Rights Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Rights Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Rights will constitute legal, valid and binding obligations of the Company.

(g)	Upon the terms of the Units and the Units Documents having been duly authorised by the Company and, when the Units Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Units Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Units will constitute legal, valid and binding obligations of the Company.

Resale Securities

(h)	The Resale Shares to be offered and sold by the Selling Shareholders as contemplated by the Registration Statement have been duly authorised for issue and validly issued, fully paid and non-assessable.

4	Matters not covered

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Securities Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement and the Securities Documents (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and the Securities Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

6.2	This opinion may be used only in connection with the issue of the Class A Shares by the Company while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier

Ogier

SCHEDULE 1

The Documents

1	The certificate of incorporation of the Company dated 8 January 2020 issued by the Registrar.

2	The tenth amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 3 March 2026 (with such special resolution being reflected in paragraph 3 of the director's certificate accompanying the filing of this memorandum and articles of association filed with the Registrar) (together, the Memorandum and the Articles).

3	A certificate of good standing dated 21 April 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A copy of the register of directors and officers of the Company filed with the Registrar on 28 March 2025 (the Register of Directors).

5	The listed register of members of the Company provided to us on 8 May 2026 showing the issued share capital of the Company as at 7 May 2026 as 59,419,326 Class A Shares and 71,574 Class B Shares (the Listed Register of Members, and together with the Register of Directors, the Registers).

6	A certificate from a director of the Company dated the same date of this opinion as to certain matters of facts (the Director's Certificate).

7	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 8 May 2026 (the Register of Writs).

8	A search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 8 May 2026 (the CORIS Search).

9	A copy of the written resolutions of the board of directors of the Company dated 11 May 2026 approving, among other things, the Company's filing of the Registration Statement and the issuance of the Primary Securities (the Primary Board Resolutions).

10	Copies of the written resolutions of all of the directors of the Company dated 4 December 2025 and 23 February 2026 approving, among other things, the Securities Purchase Agreements and the issuance of the Resale Shares contemplated thereunder (the Resale Board Resolutions, together with the Primary Board Resolutions, the Board Resolutions).

11	The Registration Statement.

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Sale Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Sale Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Register of Writs

6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.